EXHIBIT 23B



                    WILSON AND BARROWS, LTD.
STEWART R. WILSON         ATTORNEYS AT LAW            PHONE 775-738-7271
RICHARD G. BARROWS                                    FAX 775-738-5041
        -                                                      -
ROBERT M. SALYER, CPA    442 COURT STREET    S.Wilson@WilsonandBarrows.com
        -                                   R.Barrows@WilsonandBarrows.com
ORVILLE R. WILSON      ELKO, NEVADA 89801    R.Salyer@WilsonandBarrows.com
   (1910 - 1996)

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                          June 13, 2001



Board of Directors
Cascade Sled Dog Adventures, Inc.
199 Kent Drive
Toutle, WA 98649

     RE:  Opinion on Legality

Dear Cascade Board of Directors:

      This  letter  will  affirm the consent of  the  undersigned
Nevada counsel for Cascade Sled Dog Adventures, Inc. for the filing of its limited opinion concerning Cascade as a valid legal
Nevada entity as part of its current SB-2 Registration.


                                   Sincerely,

                                   /S/ Richard G. Barrows
					     ----------------------
                                   Richard G. Barrows